UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________________________________

FORM 8-K

__________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2014 (October 6, 2014)

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I.R.S.
Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL Inc.	31-1163136
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-224-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On October 6, 2014, DPL Inc. ("DPL") entered into an Indenture, dated as of October 6, 2014 (the "Indenture"), with U.S. Bank National Association (the "Trustee"). DPL also entered into a Registration Rights Agreement as described below in Item 2.03 of this Form 8-K. The information reported below in Item 2.03 of this Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03   Creation of a Direct Financial Obligation.

On October 6, 2014, DPL completed the offering of $200 million in aggregate principal amount of senior notes due 2019 (the "Notes") in a private placement to eligible investors. DPL used the net proceeds from the offering, together with cash on hand and the proceeds of other short term borrowings, to finance its previously announced tender offer for up to $300 million of its outstanding 6.50% Senior Notes due 2016 and to pay related fees and expenses.

Payments of interest on the Notes are payable on April 1 and October 1 of each year, commencing April 1, 2015. Principal on the Notes is payable on the maturity date, which is October 1, 2019. DPL has also agreed to register the Notes under the Securities Act of 1933, as amended, by filing a registration statement or shelf registration with the Securities and Exchange Commission pursuant to a Registration Rights Agreement, dated as of October 6, 2014 (the "Registration Rights Agreement"), by and between DPL and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers. Failure to timely comply with certain provisions of the Registration Rights Agreement will result in increased interest on the Notes.

DPL may redeem some or all of the Notes at any time before September 1, 2019 at a redemption price equal to 100% of the principal amount, plus a make-whole premium calculated based on the applicable Treasury Rate plus 50 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. DPL may redeem some or all of the Notes at any time on or after September 1, 2019 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Indenture contains certain restrictions, including a limitation that restricts DPL's and certain of its subsidiaries' ability to create certain liens on its assets or properties and consolidate or merge, or convey, transfer or lease substantially all of its consolidated properties. The Indenture also contains certain restrictions on its ability to make dividends, distributions and loans. The Indenture also requires DPL to offer to repurchase the Notes upon certain change of control events.

The foregoing descriptions of the terms of the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement that are attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference.

Item 8.01   Other Events.

On October 6, 2104, DPL issued a press release announcing that it extended the expiration date for its previously announced tender offer for its outstanding 6.50% Senior Notes due 2016 (the "Tender Offer"), and that it increased the "Maximum Tender Amount" and amended the "Financing Condition" for the Tender Offer. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated October 6, 2014, between DPL Inc. and U.S. Bank National Association.
4.2	Registration Rights Agreement, dated as of October 6, 2014, by and between DPL Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers.
99.1	Press Release of DPL Inc., dated October 6, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 10, 2014	DPL Inc.

_/s/ Timothy G. Rice___________________
		Name: Title:	Timothy G. Rice Vice President, Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

4.1	Indenture, dated October 6, 2014, between DPL Inc. and U.S. Bank National Association.
4.2	Registration Rights Agreement, dated as of October 6, 2014, by and between DPL Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers.
99.1	Press Release of DPL Inc., dated October 6, 2014.